                                                                    EXHIBIT 10.3




                              INVESTMENT AGREEMENT



        THIS INVESTMENT AGREEMENT (this "Agreement"), made as of the 19th day of August, 1997 by and between WIRE NETWORKS, INC., a California corporation ("WNI" or the "Company") and GRAPHICS INTERNATIONAL, INC., D/B/A HALLMARK CONNECTIONS, a California corporation ("Hallmark"), (Hallmark and WNI are sometimes referred to herein collectively as the "Parties" and individually as a "Party").


        WHEREAS, WNI has developed informational websites, and desires to further develop a mini-site and websites in conjunction with Hallmark; and


        WHEREAS, Hallmark, through an affiliated corporation, HC Crown Corp. (the "Hallmark Affiliate"), desires to purchase and WNI desires to sell an ownership interest in WNI; and


        WHEREAS, the Parties are, together with certain other investors in the Series C Preferred Stock financing of WNI and concurrently with the execution of this Agreement, entering or have entered into that certain Series C Preferred Stock Purchase Agreement dated as of July 9, 1997, a copy of which is attached hereto as Exhibit A, an Amended and Restated Investors Rights Agreement, a copy of which is attached hereto as Exhibit B, an Amended and Restated Co-Sale and Voting Agreement, a copy of which is attached hereto as Exhibit C, a form of Warrant, a copy of which is attached hereto as Exhibit D, and other documents necessary to consummate this transaction, (collectively, these documents shall be referred to as the "Transaction Documents"); and


        WHEREAS, the Parties desire to set forth the terms and conditions of and certain understandings with respect to the acquisition by the Hallmark Affiliate of an ownership interest in WNI.


        NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:


1.      HALLMARK AFFILIATE'S  PURCHASE OF AN INTEREST IN COMPANY.


        (a) HALLMARK AFFILIATE'S PURCHASE. Subject to the terms and conditions of this Agreement, the other Transaction Documents and any other agreement governing the relationship between the Parties, Hallmark hereby agrees to cause the Hallmark Affiliate to purchase one million three hundred fifteen thousand seven hundred ninety (1,315,790) shares of

                                       1.

Series C Convertible Preferred Stock (the "Stock") of WNI at a total purchase price of four million one dollars and 60/100 ($4,000,001.60) (the "Proceeds"), or three dollars and 4/100 ($3.04) per share (the "Series C Stock Price"). In full consideration of such subscription and payment, and the other transactions contemplated hereby and in the Transaction Documents, WNI hereby accepts such purchase and upon payment therefore, shall issue to the Hallmark Affiliate the Stock.

        (b) The Company will also grant to the Hallmark Affiliate warrants (the "Series C Warrants") to acquire at the Series C Stock Price, as adjusted pursuant to the term of the Series C Warrants, up to eight hundred eighty-seven thousand six hundred sixty five (887,665) shares of Series C Convertible Preferred Stock (the "Warrant Stock") of the Company. Upon exercise of fifty percent (50%) of the Series C Warrants, Hallmark will be entitled to appoint one
(1) additional director to the Board of Directors of the Company.

        (c) WNI shall allocate [*] of the Proceeds ("Allocated Funds") over a period of [*] ("Term") for the development of websites for Hallmark. WNI will allocate [*] of the Allocated Funds to the development of a mini-site for Hallmark currently titled [*] ("Mini-Site"). WNI will host this Mini-Site on one of WNI's websites and Hallmark will appear as the exclusive sponsor of this Mini-Site. WNI will complete the development of the Mini-Site within 6 months of the date hereof. WNI will allocate [*] of the Allocated Funds to other websites to be mutually agreed upon by WNI and Hallmark. These co-branded websites will sell advertising in accordance with Hallmark's standard advertising guidelines which shall be delivered to WNI as soon as possible in conjunction with the development of the websites which accept advertising. Hallmark reserves the right to require the withdrawal of the use of its name(s) and sponsorship within 48 business hours upon a clear deviation from such advertising guidelines. WNI will receive revenues generated from these properties as defined in Section 1(e).

        (d) If WNI fails to spend all of the Allocated Funds as set forth above within the [*], Hallmark will have the option of (a) allocating the unused portion of the funds for usage on the Mini-Site at an amount of [*] per year for as long as it takes for the unused portion to be spent (in the event that the Mini-Site is not active at the end of the two year term, the funds will be allocated against another active site approved by Hallmark created at the same dollar amounts) or (b) having the unused amount returned to the Hallmark Affiliate without decreasing the equity interest of the Hallmark Affiliate in the Company if and only if WNI fails to make a minimum of 4 commercially reasonably proposals to Hallmark with regard to new projects which are consistent with Hallmark's image and strategy. In addition, if WNI does not launch the Mini-Site within [*] of the date hereof, Hallmark will have the option of re-allocating the unused portion of the [*] to another project or have the unused amount returned to Hallmark without decreasing Hallmark's equity interest in the Company.

        (e) Hallmark will retain the copyright and all other rights to the content on all Hallmark sites created pursuant to the terms of this Agreement (the "Content"), including the Mini-Site, during the Term and in perpetuity thereafter, provided, however; WNI shall have an exclusive license to use any such Content during the Term solely for purposes of the internet.


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       2.

However, Hallmark will be obligated to pay WNI, in perpetuity, for use of this Content as follows: for all Advertising Revenues (defined as advertising revenues after sales commissions and agency fees) and Ancillary Revenues (defined as all revenues generated from a source other than advertising revenue) generated ("Total Revenues") from use of the Content or unique concepts developed by WNI on behalf of Hallmark, Hallmark will pay WNI [*] of the Total Revenues until all of WNI's production costs are reimbursed. Once WNI has been fully reimbursed, WNI will receive [*] of the net profit collected from any use of the Content off the web, [*] of the net profit for any product sold on the web and [*] of all other revenues collected on the web. WNI recognizes that net profit may not be the best way to divide funds and commits to evaluating other revenue sharing options on a case by case basis. During the Term, Hallmark shall not enter into any agreement with any other party relating to the use of said Content without WNI's prior written permission. During the Term and in perpetuity, WNI will receive author attribution whenever the said Content is used (unless WNI gives permission otherwise).

        (f) In the event that Hallmark reasonably believes that WNI's actual investment in producing the Content for these sites significantly varies from the amount reported or either party believes that an error has occurred with regard to revenue sharing, such party may, but no more than twice during any twelve month period, at its own expense and upon ten (10) days prior written notice to the other party (the "Audited Party"), designate independent auditors or accountants (the "Auditor") to examine or audit the Audited Party's records in a reasonable manner to verify the figures reported or amounts paid, as the case may be. In the event that the Auditor determines that either (x) the actual amount invested by the Audited Party is less than ninety percent (90%) of the amount reported by the Audited Party, or (y) the amount paid by the Audited Party is less than ninety percent (90%) of the actual amount owed by the Audited Party, as the case may be, then such difference, plus the fees of the Auditor, shall become immediately due and payable by the Audited Party upon written notice to the Audited Party.

        (g) Hallmark will have ongoing access and the right to use demographic information/profiles and names that are collected with respect to the sites created hereunder in all cases where the user is notified that this information may be disseminated.

        (h) The Hallmark.com site will be prominently linked to all sites created hereunder in partnership with Hallmark and WNI. In addition, a minimum of [*] Hallmark sites designated by Hallmark and approved by WNI will be prominently linked to each site created hereunder. Additional links will be added as mutually agreed upon.

        (i) All Hallmark sites and all links to Hallmark sites created hereunder will be subject to well-outlined taste and quality guidelines that Hallmark will provide to WNI . Hallmark reserves the right to require withdrawal of the use of its name(s) and sponsorship within 48 business hours upon a clear contravention of such guidelines ("Contravention") and in any case, upon 30 days written notice, which notice shall be given in the manner provided in Section 8(e) of this Agreement. WNI will have 30 days to cure such a Contravention. In the event that WNI does not cure the Contravention to Hallmark's satisfaction, the fund re-allocation guidelines as defined in Section 1(d) will apply.


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       3.

 (j) WNI will not enter any similar agreement with [*] and [*]. If Hallmark does not agree with the use of pre-existing cards on the WNI sites (pre-dating the signing of this agreement), there will be a 60 day negotiation / phase out period before the cards are removed (or as long as advertising has been pre-sold for the post-card areas).

2. TRADEMARKS AND INTELLECTUAL PROPERTY RIGHTS OF THE PARTIES. Any and all trademarks, service marks, copyrights (including the Content) and trade names of Hallmark and its affiliates are, and shall remain, the exclusive property of Hallmark or its affiliates, as the case may be. Any and all trademarks, service marks, copyrights and trade names of WNI are, and shall remain, the exclusive property of WNI. WNI shall retain, obtain or acquire and thereafter preserve (including, but not limited to, placing trademark notices on all Content, advertising materials and any products which WNI may distribute), trademarks and/or service marks in the name of WNI with respect to WNI's products.

3.      CONFIDENTIALITY.

        (a) NEW INITIATIVES. The Parties anticipate that, as long as Hallmark or the Hallmark Affiliate holds the Stock, they may, from time to time, discuss, and exchange with each other, ideas, concepts or information to be used in connection with the creation or development of possible future initiatives, ventures, products or services, not contemplated by this Agreement. The Parties agree that this Agreement is in no way intended to limit such discussions or exchanges and that such ideas, concepts or information referred to in the previous sentence shall, without limitation, constitute Confidential Information (as hereinafter defined).

        (b) CONFIDENTIALITY. The Parties will each regard and preserve as strictly confidential all information and material, including, but not limited to, non-public information included as part of the transactions contemplated hereby and by the other Transaction Documents and all other material or information, including without limitation, customer or client information, provided to one another in connection with the participation and development of products, or services (hereinafter, "Confidential Information"). Each of the Parties agrees that, except as provided in this Agreement or any other Transaction Document or as otherwise agreed by them in writing, it shall not use the Confidential Information of the other Party for its own benefit or for the benefit of any third Person. Each of the Parties agrees not to interfere with, circumvent, frustrate or otherwise impede in any manner the realization by WNI of any of the objectives it seeks or benefits derived, or to be derived, from any of such Confidential Information. The Parties further acknowledge and agree that in the event of a breach or threatened breach of this Section 4, the non-breaching Party or Parties may have no adequate remedy in money damages and, accordingly, may be entitled to appropriate injunctive relief against such breach. The Parties agree that they each will have no obligation in connection with specific Confidential Information of any other Party to the extent, but only to the extent that: (i) such Confidential Information is already known to any of them, free from any obligation to keep such Confidential Information confidential at the time it was obtained from any other Party; (ii) such Confidential Information is or becomes publicly known in the trade or otherwise through no wrongful act of the receiving


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       4.

Party or any third Person owing a duty of confidentiality to the disclosing Party; or (iii) such Confidential Information is rightfully received by the receiving Party from a third Person without restriction and without breach of this Agreement or any obligation of such third Person to the disclosing Party. Upon the request of any of the Parties following the termination or expiration of this Agreement as otherwise provided herein, all tangible and machine readable copies of any Confidential Information of any other Party shall be returned to such Party and Confidential Information relating to WNI shall be returned to or remain with WNI. Should WNI cease to exist, and there is no successor entity thereto, including a purchaser or other transferee of assets, Hallmark shall have non-exclusive rights to such Confidential Information.

4.      REPRESENTATIONS AND WARRANTIES.

        (a) HALLMARK REPRESENTATIONS AND WARRANTIES. Hallmark represents and warrants to WNI that:

               (i) it is a corporation duly organized validly existing and in good standing under the laws of the State of California;

               (ii) it has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to carry out its obligations hereunder and thereunder;

               (iii) this Agreement and the other Transaction Documents have been duly authorized, executed and delivered by it and are a valid and binding obligations of such Party enforceable in accordance with their terms;

               (iv) the execution, delivery and performance of and compliance with this Agreement and the other Transaction Documents do not and will not conflict with, or constitute a default under, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of its properties or assets, nor result in any violation of (A) any term of its certificate or articles of incorporation or bylaws, (B) any term or provision of any mortgage, indenture, contract, agreement, instrument, judgment or decree of such Party, or
(C) any order, statute, rule or regulation applicable to it, the violation of which would have a material adverse effect on its ability to perform its obligations under this Agreement or the other Transaction Documents to which it is a party;

               (v) the Hallmark Affiliate is acquiring the Stock for investment for its own account and not with a view to, or for offer or sale in connection with, any public distribution thereof and that it is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933;

               (vi) it is not relying on any information provided by WNI with respect to the tax and other economic considerations of an investment in the Stock, and the undersigned has relied on the advice of, or has consulted with, only the undersigned's own advisor(s); and

                                       5.

               (vii) the representations and warranties made by it in this Agreement, and in any certificate or schedule referenced hereby or attached hereto, do not contain any statement which is false or misleading with respect to any material fact and do not omit to state a material fact required to be stated herein or therein or necessary in order to make the statements contained herein or therein not materially false or misleading. The representations, warranties and agreements of it contained herein are true and correct as of the date hereof and may be relied upon by WNI, and it will notify WNI immediately of any adverse change in any such representations and warranties which may occur prior to the acceptance of the subscription and will promptly send WNI written confirmation thereof. The representations, warranties and agreements of it contained herein shall survive the execution and delivery of this Agreement and the purchase of the Stock.

        (b) COMPANY REPRESENTATIONS AND WARRANTIES. WNI represents and warrants to Hallmark that:

               (i) it is a corporation duly organized validly existing and in good standing under the laws of the State of California;

               (ii) it has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to carry out its obligations hereunder and thereunder;

               (iii) this Agreement and the other Transaction Documents have been duly authorized, executed and delivered by it and are valid and binding obligations of such Party enforceable in accordance with their terms;

               (iv) the execution, delivery and performance of and compliance with this Agreement and the other Transaction Documents do not and will not conflict with, or constitute a default under, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of its properties or assets, nor result in any violation of (A) any term of its articles of incorporation or bylaws, (B) any term or provision of any mortgage, indenture, contract, agreement, instrument, judgment or decree of such Party, or (C) any order, statute, rule or regulation applicable to it, the violation of which would have a material adverse effect on its ability to perform its obligations under this Agreement or the other Transaction Documents to which it is a party;

               (v) it is not relying on any information provided by Hallmark with respect to the tax and other economic considerations in connection with this transaction, and has relied on the advice of, or has consulted with, only its own advisor(s);

               (vi) with the exception of Volpe, Welty & Company, there is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, it, any shareholder of it or their respective Affiliates who might be entitled to any fee or commission from WNI or its Affiliates upon the consummation of the transactions contemplated hereby or thereafter; and

                                       6.

               (vii) the representations and warranties made by it in this Agreement, and in any certificate or schedule referenced hereby or attached hereto, do not contain any statement which is false or misleading with respect to any material fact and do not omit to state a material fact required to be stated herein or therein or necessary in order to make the statements contained herein or therein not materially false or misleading. The representations, warranties and agreements of it contained herein are true and correct as of the date hereof and may be relied upon by Hallmark, and it will notify Hallmark immediately of any adverse change in any such representations and warranties which may occur prior to the acceptance of the subscription and will promptly send Hallmark written confirmation thereof. The representations, warranties and agreements of it contained herein shall survive the execution and delivery of this Agreement and the purchase by Hallmark of the Stock.

5.      INDEMNIFICATION.

        (a) EACH PARTY (THE "INDEMNIFYING PARTY") shall indemnify, defend and hold the other Party (including WNI), their respective officers, managers, employees, shareholders, managers, members and agents (an "Indemnitee") harmless, on an after tax basis, from any claims, actions, suits, demands, liabilities, obligations, losses, damages, judgments or settlements of whatsoever kind and nature, including any and all reasonable costs and expenses related thereto including reasonable attorneys' fees (the "Claims"), directly or indirectly arising from (i) any failure by the Indemnifying Party to comply with or perform any of the terms of this Agreement, or (ii) a misrepresentation or Material Breach of any representation, warranty, covenant, or agreement of the Indemnifying Party contained in this Agreement, any Transaction Documents or any other agreement, instrument, certificate or other document delivered by the Indemnifying Party in connection with the transactions contemplated hereby.

        (b) ASSERTION OF RIGHT OF INDEMNIFICATION. To assert its rights of indemnification hereunder, an Indemnitee shall:

               (i) promptly notify the Indemnifying Party in writing of any Claim or legal proceedings which gives rise to such right;

               (ii) afford the Indemnifying Party the opportunity to participate in, or fully control, in its sole discretion, any proceeding and the compromise, settlement, resolution or other disposition of such Claim or proceeding so long as such settlement involves payment of money damages only and provides the Indemnitees with a general release; and

               (iii) fully cooperate with the Indemnifying Party, at the Indemnifying Party's expense, in such Indemnifying Party's participation and control of any proceeding and the compromise, settlement, resolution or other disposition of such claim or proceeding; provided, however, that if such compromise, settlement or resolution or other disposition could have an adverse effect on the Indemnitee, the Indemnitee's consent to such compromise, settlement, resolution or other disposition shall be required but shall not be unreasonably withheld. The Indemnifying Party shall bear all out of pocket expenses of the Indemnitee in connection with such cooperation.

                                       7.

6. LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE LIABLE TO THE OTHER, IN ANY CIRCUMSTANCES, FOR ANY LOSS OF BUSINESS OR PROFITS, OR FOR ANY CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR SIMILAR DAMAGES.

7.      TERMINATION; SURVIVAL.

        (a) TERMINATION. In the event of a Material Breach of any representation, warranty or covenant contained in this Agreement or any Transaction Document, the non-breaching Party may (reserving cumulatively all other rights and remedies at law or in equity unless otherwise expressly stated herein) terminate this Agreement with respect to the breaching Party by giving twenty (20) days prior written notice to the breaching Party specifying such breach. If within such twenty (20) day period, the breaching Party fails to remedy any such breach, this Agreement shall terminate with respect to the breaching Party without further act or notice and all of the rights and obligations with respect to the breaching Party hereunder shall cease and terminate except as otherwise provided herein, or in any other Transaction Document.

        (b) ADDITIONAL TERMINATION RIGHTS. This Agreement may be terminated by either party:

               (i) if the other Party is declared insolvent or bankrupt by a court of competent jurisdiction;

               (ii) if the other Party files or consents, by answer or otherwise, to the filing against it of a petition for relief or reorganization or arrangement under the insolvency or bankruptcy laws of any jurisdiction, and any such petition is not dismissed within sixty (60) days, thereafter; or

               (iii) if a trustee in bankruptcy or a receiver or similar entity is appointed for the other Party or the other Party makes an assignment for the benefit of its creditors, consents to the appointment of a custodian, receiver, trustee or other officer with similar powers for itself or for any substantial part of its property, or enters into an agreement for the composition, extension, or readjustment of substantially all of its obligations; or

               (iv) if any governmental entity of competent jurisdiction shall enter an order appointing any of the foregoing for such Party or with respect to any substantial portion of its property, or seeking the dissolution, winding-up or liquidation of such Party.

        (c) SURVIVAL. The following Sections or provisions of this Agreement shall survive any termination of this Agreement until the obligation of the Parties set forth therein shall have been fully performed by the Parties: 2, 3, 5, 6, and 8(a), 8(c), 8(e), 8(f), 8(g), 8(h), 8(l) and 8(n).

8.      GENERAL.

        (a) INDEPENDENT CONTRACTOR. The Parties agree that each Party is an independent contractor and that no Party is an agent of the other. No Party will be entitled to compensation for its services hereunder except as expressly provided herein, or in any separate agreements

                                       8.

entered into among the Parties and/or WNI from time to time. Each of the Parties will be responsible for, among other things, payment of workers' compensation, disability benefits, unemployment insurance, and for withholding income taxes and social security for any of their respective employees that devote a portion of their time to the business of WNI, unless and until any of such personnel become employees of WNI. No Party will have any authority to make any agreements or representations on behalf of any other Party or to hold itself out to be an agent, or representative of any other Party.

        (b) PUBLIC ANNOUNCEMENTS. The Parties will jointly coordinate press and other public announcements of Hallmark's involvement in WNI in order to maximize public, investor and advertiser interest. Such announcements may not be used until WNI shall have received written notice from Hallmark that it may use such announcements.

        (c) ENTIRE AGREEMENT. This Agreement, together with the other Transaction Documents, sets forth the entire agreement between the Parties in connection with the subject matter hereof and incorporates, replaces, and supersedes all prior agreements, promises, proposals, representations, understandings and negotiations, written or not, between the Parties. The making, execution, and delivery of this Agreement have been induced by no representations, statements, warranties or agreements other than those expressed herein and in the other Transaction Documents.

        (d) FORCE MAJEURE. No Party will be liable for any delay or failure to perform under this Agreement if, and to the extent, such failure is due to an act of God, war, fire, national disaster, accident, act of government or other similar cause beyond the control and without the fault or negligence of the Party claiming excusable delay, and the Party claiming excusable delay uses its best efforts to avoid or remove the cause of the delay. The Party claiming excusable delay must promptly notify the other Party of such delay. If the delay continues for more than thirty (30) days and involves a material obligation, the Party not claiming excusable delay may terminate this Agreement by giving fourteen (14) calendar days written notice to the other Party; provided that the Agreement will not terminate if the Party claiming excusable delay substantially performs the obligation which has been delayed within fourteen (14) days after receipt of notice of such termination. Notwithstanding the foregoing, there shall be no excusable delay pursuant to this Section 11 (d) applicable to any obligation of payment hereunder.

        (e) NOTICE. All notices shall be in writing and will be delivered personally or sent by confirmed facsimile transmission, or overnight carrier at the addresses specified below:

            If to Hallmark:                    If to WNI:

            Hallmark Cards Incorporated        WIRE Networks, Inc.
            2501 McGee, Box 419580             1820 Gateway Drive, Suite 150
            Kansas City, Missouri 64141        San Mateo, California  94404
            Fax (816) 274-5458                 Fax (415) 378-6599
            Attn:  John McCallister            Attn:  Marleen McDaniel

                                       9.

Any Party may change the person or the address to which notices are directed by giving written notice to the other Party in accordance with this Section. Personally delivered or confirmed facsimile notices will be deemed given when delivered. Notices sent by overnight carrier will be deemed given on the second business day after dispatch. Notwithstanding the foregoing, notices of change of address will be deemed given only upon receipt by the Party to which it is directed.

        (f) GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California (without giving effect to principles of conflicts of law).

        (g) MODIFICATION. No modification, amendment, supplement to or waiver of any provision of this Agreement shall be binding upon the Parties unless made in writing and duly signed by all of the Parties.

        (h) WAIVER. A failure of any Party to exercise any right provided for herein shall not be deemed to be a waiver of any right hereunder.

        (i) SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement. Any unenforceable provision will be replaced by a mutually acceptable provision which comes closest to the intention of the Parties at the time the original provision was agreed upon.

        (j) HEADINGS. The headings of this Agreement are for purposes of reference only and shall not in any way limit or otherwise affect the meanings or interpretations of any of the terms hereof.

        (k) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

        (l) ASSIGNMENT. This Agreement and the rights and obligations of the Parties hereunder shall not be assigned or delegated by any Party to any other Person without the prior written consent of the other Party, except that, Hallmark shall have the right on notice to WNI, but without requiring WNI's consent, to assign all of its respective rights hereunder to any Person to which, Hallmark may transfer, assign or convey all or substantially all of the business, assets or properties of Hallmark, or to any Person with which, Hallmark may hereafter merge or consolidate, or in connection with a reorganization transaction, and WNI shall have the right on notice to Hallmark, to assign this Agreement without the consent of Hallmark in connection with a sale of all or substantially all of WNI's assets, merger, consolidation or other reorganization transaction.

        (m) FURTHER ASSURANCES. The Parties agree to execute and deliver, or to cause to be executed and delivered, such further instruments or documents, and take such other actions as

                                      10.

may be reasonably required effectively to carry out the transactions contemplated herein, in each case provided the same do not impose any additional liabilities or obligations upon the Parties.

        (n)    DISPUTE RESOLUTION.

               (i) Any claim, controversy or dispute, whether sounding in contract, statute, tort, fraud, misrepresentation or other legal theory, whenever brought and whether between the parties to this Agreement or between one of the parties of this Agreement and the employees, agents or affiliated businesses of the other party, shall be resolved by arbitration as prescribed in this Section 8(n). The Federal Arbitration Act, 9 U.S.C. Section 1-15, not state law, shall govern the arbitrability of all claims.

               (ii) A single arbitrator engaged in the practice of law and experienced in transactions of the sort contemplated hereby and by the Transaction Documents shall conduct the arbitration under the then current rules of the American Arbitration Association (AAA), unless otherwise provided herein. The arbitrator shall be selected in accordance with AAA procedures from a list of qualified people maintained by AAA. The arbitration shall be conducted in the regional AAA office closest to the principal office of WNI, and all expedited procedures prescribed by AAA rules shall apply.

               (iii) Except as provided in Section 11(n)(v), the arbitrator shall only have authority to award compensatory damages and shall not have authority to award punitive damages, other non-compensatory damages or any other form of relief. Each party shall bear its own costs and attorneys' fees and the Parties shall share equally the fees and expenses of the arbitration; provided that the arbitrator may provide for the reimbursement by one Party of the costs and attorneys' fees of the other Party incurred in enforcing such Party's rights under this Agreement. The arbitrator's decision and award shall be final and binding, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

               (iv) If any Party files a judicial or administrative action asserting claims subject to arbitration, as prescribed herein, and another party successfully stays such action and/or compels arbitration of said claims, the Party filing said action shall pay the other Party's costs and expenses incurred in seeking such stay and/or compelling arbitration, including reasonable attorneys' fees.

               (v) The Parties each acknowledge and agree that either party will be irreparably harmed as a result of a breach by the other Party of Section 2 or 3 of this Agreement and that it would be difficult, if not impossible, to measure the damages resulting from such a breach. Accordingly, in the event of any actual or threatened breach by either party of Section 2 or 3, the non-breaching party shall, in addition to any other legal remedies permitted hereunder or by applicable law, be entitled to obtain equitable remedies from a court of competent jurisdiction, without the need for any bond or security, including, without limitation, specific performance, a temporary restraining order or a permanent injunction to prevent or otherwise restrain a breach hereof and to recover all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred in enforcing this Agreement. Such relief shall be in addition to and not in substitution for any other remedies available to such Party. Notwithstanding

                                      11.

anything herein to the contrary, the Parties agree that the non-breaching Party may seek a temporary restraining order or a preliminary injunction or other equitable relief from any court of competent jurisdiction in order to prevent or restrain a breach hereof pending the selection of an arbitrator to render a decision on the ultimate merits of any dispute, controversy or claim.

        (o) COMPLIANCE WITH LAWS. This Agreement and the Parties' actions under this Agreement shall comply with all applicable federal, state, and local laws, rules, regulations, court orders, and governmental or regulatory agency orders, including the Telecommunications Act of 1996 and specifically the separated affiliate requirements for the provision of electronic publishing.



                                      12.

        IN WITNESS WHEREOF, the Parties have signed this Agreement as of the Effective Date.

                                GRAPHICS INTERNATIONAL, INC.
                                   D/B/A HALLMARK CONNECTIONS


                                By:  /s/ Graphics International, Inc.
                                     ------------------------------------------
                                     Title:


                                WIRE NETWORKS, INC.


                                By:  /s/ Marleen McDaniel
                                     ------------------------------------------
                                     Title:  CEO and President



                                      13.

                              INVESTMENT AGREEMENT

                           DATED AS OF AUGUST 19, 1997

                                 BY AND BETWEEN

                          GRAPHICS INTERNATIONAL, INC.
                           D/B/A HALLMARK CONNECTIONS

                                       AND

                               WIRE NETWORKS, INC.

                                                                 EXHIBIT 10.3(a)

                               WOMEN.COM NETWORKS

                               AMENDMENT AGREEMENT

        THIS AMENDMENT AGREEMENT (the "AMENDMENT") is made as of May 7, 1998, by and between WOMEN.COM NETWORKS, a California corporation, formerly Wire Networks, Inc. (the "COMPANY") and GRAPHICS INTERNATIONAL, INC. D/B/A HALLMARK CONNECTIONS, a California corporation ("HALLMARK").


                                    RECITALS

        WHEREAS, the Company and Hallmark entered into that certain Investment Agreement dated August 19, 1997 (the "INVESTMENT AGREEMENT") (capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement); and

        WHEREAS, in accordance with Section 8(g) of the Investment Agreement, the Company and Hallmark wish to amend the Investment Agreement pursuant to this Amendment.

        NOW, THEREFORE, in consideration of the mutual agreements, covenants and considerations contained herein, the undersigned hereby agree as follows:


                                    AGREEMENT

        1. Section 1(b) of the Investment Agreement is hereby amended by adding a sentence to such subsection which shall read as follows:

                      "Hallmark's right to appoint such additional director to the Board of Directors of the Company shall terminate upon the closing of the Company's first underwritten public offering of its Common Stock registered under the Securities Act of 1933, as amended."

        2. Section 1(d) of the Investment Agreement is hereby amended to read in full as follows:

                      "(d) If WNI fails to spend all of the Allocated Funds as set forth above within the [*], Hallmark will have the right to direct how and on what sites WNI shall expend the unused portion of the funds, including maintenance and updating of the Mini-Site and other websites designated by Hallmark. WNI shall account, no more often than monthly, to Hallmark in such detail as Hallmark requires on how the Allocated Funds have been expended and are anticipated to be expended."

        3. The parties hereto hereby acknowledge that the development of the Mini-Site has been completed by the Company in accordance with Section 1(c) of the Investment Agreement.


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       1.

        This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]





                                       2.

        IN WITNESS WHEREOF, the undersigned have executed this AMENDMENT AGREEMENT as of the day and year first set forth above.

GRAPHICS INTERNATIONAL, INC.               WOMEN.COM NETWORKS
D/B/A HALLMARK CONNECTIONS



By:  /s/ Graphics International, Inc.      By: /s/ Marleen McDaniel
   ----------------------------------         ----------------------------------
Title:                                             Marleen McDaniel, President
      -------------------------------




                              AMENDMENT AGREEMENT